Exhibit 99.1
NEWS
For Release           Immediate


Contacts              (News Media) Tony Zehnder, EVP, Corporate Communications
                      312.396.7086
                      (Investors) Tammy Hill, SVP, Investor Relations
                      317.817.2893


              Conseco Declares Dividend on Class B Preferred Stock

Carmel, Ind., April 15, 2005 - Conseco, Inc. (NYSE:CNO) today announced that it has declared a dividend on the outstanding shares of its Class B 5.50% Mandatorily Convertible Preferred Stock (NYSE: CNO PrB) of $0.34375 per share. The dividend is payable on May 16, 2005 to the holders of record at the close of business on April 29, 2005.

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

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